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                                                                    EXHIBIT 10.5

                                      1995
                   EMPLOYEE NONQUALIFIED STOCK OPTION PLAN OF
                       SUNSHINE MINING & REFINING COMPANY


1.       PURPOSE.

         This 1995 Employee Nonqualified Stock Option Plan (the "Plan") is intended as an employment incentive; to encourage stock ownership by key employees or individuals who may become key employees of Sunshine Mining & Refining Company (the "Corporation") and its Subsidiaries in order to increase their proprietary interest in the Corporation's success and to encourage stock ownership by Directors who are not employees by providing such Directors with an incentive to serve the Corporation by an annual grant of options. Options granted under the Plan are not intended to qualify as "Qualified Stock Options" under the Internal Revenue Code of 1986, as amended.

2.       ELIGIBILITY.

         The individuals who shall be eligible to participate in the Plan shall be key or potential key employees of the Corporation or of its Subsidiaries. Such key or potential key employees shall be (or expect to become) personnel of the Corporation or of any Subsidiary who have or will have responsibility for the management, direction and financial success of the Corporation. More than one option may be granted from time to time to any employee.

         In addition, Directors of the Corporation who are not employees of it or any Subsidiary shall be eligible to participate in the Plan. For all purposes of this Plan, any Director who is not also a common law employee and is granted an option under this Plan shall be considered an "employee" until the effective date of such Director's resignation or removal from the Corporation's Board of Directors (including removal as a result of death or disability); the Employment Date of such a Director shall be the date of such Director's election to the Board of Directors.

         On December 7 of each year of the term of the Plan, each Director who is an employee solely by virtue of the Plan and not otherwise a common law employee ("Outside Director") shall automatically, and without further action of the Committee or the Board of Directors, be granted an option for 25,000 shares of Common Stock. Such options shall be the only options granted to any Outside Director hereunder, unless and until such Outside Director becomes a common law employee.

         The holders of Options shall not be, or have any of the rights or privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any part of an option unless and until certificates representing such shares shall have been issued by the Corporation to such holders.

3.       STOCK.

         Stock subject to options and other provisions of this Plan shall be shares of authorized and unissued or re-acquired $0.01 par value Common Stock of the Corporation ("Common Stock"). Subject to adjustment in accordance with the provisions of Section 10 hereof, the total number of shares of Common Stock of the Corporation which may be purchased pursuant to options granted under the Plan shall not exceed in the aggregate 10,000,000 shares.

         In the event that any outstanding option under the Plan expires or is terminated for any reason prior to the end of the period during which options may be granted hereunder, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.





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4.       TERMS AND CONDITIONS OF OPTIONS.

         Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Compensation Committee of the Corporation (the "Committee"), shall, from time to time, approve, which agreements shall comply with and be subject to the following terms and conditions:

         a.      Option Price:

                 The option price shall not be less than the fair market value, as defined in Section 21 hereof, of the shares of Common Stock of the Corporation.

         b.      Number of Shares:

                 The option shall state the total number of shares (subject to adjustment as provided herein) to which it pertains.

         c.      Term of Options:

                 Each option granted under the Plan shall be for a term not in excess of 10 years from the date the option is granted.

         d.      Payment for Shares:

                 Payment for shares of Common Stock purchased shall be made in such manner as the Committee shall determine, but in any event may be made in cash or by the optionee's delivery to the Corporation of shares of Common Stock which have a fair market value, as defined in
         Section 21 hereof, equal to the option price, or any combination of cash and shares of Common Stock having an aggregate fair market value equal to the option price.

         e.      Date of Exercise:

                 The Committee shall have the discretion to determine when an option granted hereunder may be exercised.

5.       OTHER PROVISIONS:

         Agreements or documents concerning grants of options under the Plan may contain such other provisions as the Committee, in its discretion, deems advisable. The Committee may grant options to individuals which are conditioned upon such individuals' becoming employees of the Corporation and remaining employees of the Corporation for a certain period.

6.       ASSIGNABILITY:

         No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by him.

7.       EXERCISE UPON DEATH, RETIREMENT, AND ON TERMINATION OF EMPLOYMENT.

         No option granted under the Plan may be exercised at any time after its term.

         a. In the event of death of an optionee while an employee of the Corporation, all unexercised options shall accelerate and be exercisable by the personal representative of such optionee within the remaining term of the option.




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         b.      In the event of the retirement or total disability of an
         optionee while an employee, all unexercised stock options shall accelerate and be exercisable by the optionee within the remaining term of the option.

                 "Retirement" means:

                 (i) For optionees who are employees, their normal retirement date under a Corporation plan or if no plan exists, as the same may be determined by the committee; and

                 (ii) For optionees who are outside directors, the date they cease to be a director.

                 The "total disability" of an optionee shall be deemed to mean total disability as defined pursuant to any disability plan or disability policy of the Corporation; if no such plan or policy is in effect, total disability shall be deemed to occur whenever an optionee is rendered permanently unable to perform his duties for the Corporation on a full-time basis, as a result of personal injury, disabilities or illness.

         c. On the optionee's termination of employment with the Corporation for any reason other than death, retirement or disability as set forth in sub-sections 7a and b hereinabove, all unexercised stock options granted to such optionee shall terminate and expire. Provided, however, that prior to termination of employment, the optionee may exercise the unexercised portions of his stock options to the extent that such options are, as of such date of exercise, otherwise eligible to be exercised in accordance with the provisions of this Plan.

         d. Employment by the Corporation shall be deemed to include employment by a Subsidiary. The Committee shall have the authority to determine whether or not an optionee has terminated his employment with the Corporation.

8.       ADMINISTRATION:

         Unless otherwise provided for as set forth in Section 8 hereof, the Plan shall be administered by the Committee, all of whom are "disinterested administrators" as the term is defined under the Securities Exchange Act of 1934, and the rules promulgated thereunder.

         The Committee is authorized, in its discretion from time to time to grant options under the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan, and to make such determinations and interpretations and to take such steps in connection with the Plan or the options granted thereunder as it deems necessary or advisable. All such action by the Committee under the Plan or with respect to the options granted thereunder shall be final and binding on all parties. No director or Committee member shall be liable for any action taken or determination made in good faith.

         In addition to such other rights of indemnification as they may have as directors, the Board of Directors and the members of the Committee acting pursuant to the provisions hereof shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such director(s), the Committee or member thereof is liable for negligence or misconduct in the performance of their or his duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, the director(s) or Committee shall, in writing signed by at least one member, offer the Corporation the opportunity, at its own expense, to handle and defend the same.





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9.       RECAPITALIZATION, MERGER AND CONSOLIDATION.

         (a) The existence of this Plan and options granted hereunder shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) The aggregate number of shares of Common Stock which may be purchased pursuant to options granted under the Plan, and the consideration payable per share upon exercise, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated for the purposes of such adjustment.

         (c) Subject to any required action by the shareholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

         (d) In the event of any merger or consolidation pursuant to which the Corporation is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding options, that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated corporation which were distributed or distributable to the shareholders of the Corporation in respect of each share of Common Stock held by them, such outstanding options to be thereafter exercisable or such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such options may be canceled by the Corporation as of the effective date of any such reorganization, merger or consolidation or of any dissolution or liquidation of the Corporation by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding options.

         (e) In the event that either sufficient shares of the Corporation's Common Stock are purchased, or any lender, exchange or similar offer is commenced which would, if successful (i) result in any of the events described in paragraphs (c) and (d) of this Section 9, (ii) materially alter the structure or business of the Corporation, or (iii) result in a change of control of the Corporation, then, notwithstanding any other provisions in this Plan to the contrary, all unmatured installments of options outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been set shall be binding and conclusive on all parties.

(10)     NON-ADJUSTMENT.

         Except as hereinbefore expressly provided, the issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not effect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to options granted pursuant to this Plan.


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(11)     COMPUTATION OF ADJUSTMENT.

         Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to options granted pursuant to the terms of this Plan, the Corporation shall mail forthwith to each optionee a copy of its computation of such adjustment, which shall be conclusive and shall be binding upon each such optionee, except as to any optionee who contests such computation by written notice to the Corporation within thirty (30) days after receipt thereof of such optionee.

(12)     RECORD DATES, ETC..

         In case at any time after date of grant of options hereunder:

         (a) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any distribution in respect of the Common Stock (including cash), pursuant to, without limitation, any spin-off, split-off or distribution of the Corporation's assets; or

         (b) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

         (c) of any classification, reclassification or other reorganization of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; and in any such case, the Corporation shall mail to each optionee, at least thirty (30) days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in said dividend, distribution or rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

(13)     LIQUIDATION, DISSOLUTION.

         In case the Corporation shall at any time while any option under this Plan shall be in force and remain unexpired, sell all or substantially all its property or dissolve, liquidate or wind up its affairs, each optionee may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Corporation which such optionee would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Corporation. In the event that the Corporation shall at any time prior to the expiration of any option make any partial distribution of its assets, if the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the exercise prices then in effect with respect to each option, shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Corporation's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.



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(14)     CORPORATION COVENANTS AND PERFORMANCE.

         The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Corporation, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions hereof, and in the taking of all other legally available action which may be necessary in order to protect the rights of each optionee against dilution, subject to the terms hereof. Without limiting the generality of the foregoing, the Corporation agrees that it will not increase the par value of shares of its Common Stock above the lowest exercise price then in effect, and that, before taking any action which would cause an adjustment reducing any such exercise price below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of its Common Stock at the exercise price as so adjusted.

         The Corporation further agrees:

         (a) To the extent the exercise price per share of Common Stock covered by options pursuant to this Plan equals or exceeds par value per share, all shares issued upon exercise of options granted pursuant to this Plan and in accordance with the terms hereof, will be, upon issuance and payment therefor, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         (b) During the term of the Plan, the Corporation will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of all shares under options granted pursuant to this Plan.

         (c) So long as any Common Stock of the Corporation is listed on the New York Stock Exchange or any other national securities exchange, the Corporation shall use its best efforts to list on such exchange, upon official notice of issuance upon exercise of options granted under the Plan, and to maintain the listing of, all shares of Common Stock issuable upon the exercise of options granted pursuant to the Plan; and the Corporation will use its best efforts to so list on the New York Stock Exchange or any such other national securities exchange, and to maintain such listing, of any other securities of the Corporation which may be acquired upon exercise of this option, if so adjusted or modified pursuant to the terms of Section 9 hereof.

(15)     OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER
         CORPORATIONS.

         Stock options may be granted under the Plan from time to time in substitution for such options held by employees of a corporation who become or are about to become key employees of the Corporation or a parent or subsidiary corporation as the result of a merger or consolidation of the employing corporation with the Corporation or a parent or subsidiary corporation or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a parent or subsidiary corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in Section 4 of this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.


(16)     TERM OF GRANTS.

         No stock option shall be granted pursuant to the Plan after ten (10) years from the date of adoption of the Plan, but options theretofore granted may extend beyond that date.




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(17)     AMENDMENTS.

         The shareholders of the Corporation or the Committee or the Board of Directors of the Corporation may at any time, without the consent of the optionees, alter, amend, revise, suspend, or discontinue the Plan, provided that such action shall not materially affect options theretofore granted under the Plan.

(18)     APPLICATION OF FUNDS.

         The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes.

(19)     NO OBLIGATION TO EXERCISE OPTION.

         The granting of an option shall impose no obligation upon any optionee to exercise such option.

(20)     INVESTMENT INTENT.

         The Corporation may require that there be presented to and filed with it by any optionee(s) under the Plan, such evidence as it may deem necessary to establish that the options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

(21)     FAIR MARKET VALUE.

         For the purposes of this Plan, "fair market value" of the Corporation's shares of Common Stock shall be (i) the closing price per share on any stock exchange on which the Common Stock is traded, or (ii) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable, on the last trading day immediately preceding the grant of the option.

(22)     APPROVAL OF SHAREHOLDERS.

         The Plan shall be effective December 7, 1995, but subject to its approval by the shareholders of the Corporation, at their meeting held subsequent to the effective date of this Plan. In the event shareholder approval is not obtained, this Plan shall thereupon terminate and be rendered null and void. No shares of Common Stock shall be issued pursuant to an option, prior to compliance with requirements under applicable laws and regulations.

(23)     GOVERNMENTAL REGULATIONS.

         Notwithstanding any of the provisions hereof, or of any option granted hereunder, the obligation of the Corporation to sell and deliver shares under such options shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, and the optionee shall agree that he will not exercise any option granted hereunder, and that the Corporation will not be obligated to issue any shares under any such option, if the exercise thereof or if the issuance of such shares shall constitute a violation by the optionee or the Corporation of any provision of any law or regulation of any governmental authority.



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